As filed with the Securities and Exchange Commission on September 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

 ____________________________________________________

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

 ____________________________________________________

Delaware	86-3218736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan

 (Full title of the plan)

Gerald T. Proehl

Chief Executive Officer

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

 (Name and address of agent for service)

Tel: (858) 800-2543

 (Telephone number, including area code, of agent for service)

  ____________________________________________________

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

  ____________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Dermata Therapeutics, Inc. (the “Company”) for the purpose of registering an additional aggregate 520,851 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2021 Omnibus Equity Incentive Plan (as amended, the “2021 Plan”) consisting of (i) 7,701 shares of Common Stock (“Evergreen Shares”) available for grant and issuance under the 2021 Plan as of January 1, 2023 pursuant to an automatic annual increase on January 1 of each year beginning in 2022 by an amount equal to 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (the “Evergreen Provision”) and (ii) 513,150 shares of Common Stock pursuant to an amendment to the 2021 Plan approved by the Company’s stockholders on August 3, 2023 (the “Amendment Shares”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2021, (Registration No. 333-261606) and August 26, 2022, (Registration No. 333-267115) (collectively, the “Prior Form S-8”) including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby. The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 108,218 shares of Common Stock registered for issuance under the 2021 Plan pursuant to the Prior Form S-8.

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)

the Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2022, as filed with the SEC on February 21, 2023, and as amended on March 28, 2023;

(b)

the Company’s latest quarterly reports on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the quarters ended: (i) March 31, 2023, as filed with the SEC on May 11, 2023; and (ii) June 30, 2023, as filed with the SEC on August 10, 2023;

(c)

the Company’s current reports on Form 8-K filed with the SEC on February 8, 2023, February 21, 2023, March 13, 2023, March 20, 2023, March 28, 2023, May 24, 2023 and August 3, 2023 (other than any portions thereof deemed furnished and not filed);

(d)

the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-40739) filed with the SEC on August 11, 2021, under Section 12(b) of the Exchange Act,  including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.8 to the Company’s annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 21, 2023.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

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Item 8. Exhibits.

Exhibit Number	Description of Document
4.1

Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).

4.2

Amendment No. 1 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on July 11, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

4.3	Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).
4.4

Amendment No. 1 to the Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2022).

4.5

Specimen Certificate representing shares of common stock of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).

4.6	Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.2 on Form S-1 filed with the SEC on June 10, 2021).
4.7	Amendment No. 1 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.14 on Form S-1/A filed with the SEC on July 2, 2021).
4.8	Amendment No. 2 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed with SEC on August 3, 2023).
4.9	Form of Nonqualified Stock Option Award (incorporated by reference to Exhibit 10.3 on Form S-1 filed with the SEC on June 10, 2021).
4.10	Form of Incentive Stock Option Award (incorporated by reference to Exhibit 10.4 on Form S-1 filed with the SEC on June 10, 2021).
5.1	Legal opinion of Lowenstein Sandler LLP*
23.1	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm*
23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement on Form S-8)
107.1	Filing Fee Table

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on September 14, 2023.

DERMATA THERAPEUTICS, INC.

By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald T. Proehl and Kyri K. Van Hoose, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl	President, Chief Executive Officer and Chairman (Principal Executive Officer)	September 14, 2023
Gerald T. Proehl

/s/ Kyri K. Van Hoose	Chief Financial Officer (Principal Financial and Accounting Officer)	September 14, 2023
Kyri K. Van Hoose

/s/ David Hale	Lead Director	September 14, 2023
David Hale

/s/ Wendell Wierenga	Director	September 14, 2023
Wendell Wierenga, Ph.D.

/s/ Mary Fisher	Director	September 14, 2023
Mary Fisher

/s/ Andrew Sandler	Director	September 14, 2023
Andrew Sandler, M.D.

/s/ Steven J. Mento	Director	September 14, 2023
Steven J. Mento, Ph.D.

/s/ Kathleen Scott	Director	September 14, 2023
Kathleen Scott

/s/ Brittany Bradrick	Director	September 14, 2023
Brittany Bradrick

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